UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF

1934

Date of Report (date of earliest event reported): March 18, 2008

FUEL SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 South Susan Street, Santa Ana, California	92704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 656-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report contains 5 pages

The Exhibit Index is located on page 5.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 18, 2008, Fuel Systems Solutions, Inc. (“Fuel Systems” or the “company”) filed a press release which is attached as exhibit 99.1 to this Form 8-K disclosing that the company expects to exceed its previously stated revenue target for 2007 of $255 million and report revenues of approximately $266 million. The information being furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

Fuel Systems will delay filing its annual report on Form 10-K for fiscal 2007. In connection with its 2007 audit, management and the audit committee of Fuel Systems determined that the company has incorrectly accounted for certain costs associated with the inventory at some of its foreign subsidiaries and will need to restate its financial statements for fiscal years 2005 and 2006. As such, the company will delay filing its annual report on Form 10-K for fiscal 2007 until the company has completed its review of its historical financial statements.

The review of the company’s historical financial statements, which covers at least fiscal years 2005 and 2006, has not been completed, nor have final conclusions been reached. The company has not determined the final aggregate amount of the changes to its financial results for any specific prior period or if it needs to restate any other periods. Although the review is ongoing, the company has concluded that it is more likely than not that the company will need to restate historical financial statements for fiscal years 2005 and 2006. Management has concluded, and the audit committee of the company’s board of directors has concurred with the conclusion, that the company’s financial statements and the related reports of its independent registered public accounting firm, and all earnings press releases and similar communications issued by the company for fiscal periods commencing on or after January 1, 2005, should no longer be relied upon. Because the review has not been concluded, the amount of such changes, the resulting tax and accounting impact, and the specific periods that require restatement cannot be determined with certainty and may be different than presently anticipated.

The chairman of the audit committee of the board of directors and the company’s management have discussed these matters with BDO Seidman, LLP, the company’s independent registered public accounting firm.

A copy of the press release relating to the matters discussed above is filed as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by this reference.

ITEM 8.01.	OTHER EVENTS.

Fuel Systems today announced that, as a result of the company’s review of its accounting for certain costs associated with the inventory at some of its foreign subsidiaries, and the uncertainty of the impact of such review on the company’s historical financial statements, the company has filed a Form 12b-25 with the Securities and Exchange Commission indicating that its annual report on Form 10-K for the fiscal year ended December 31, 2007 was not filed on its due date of March 17, 2008. Fuel Systems did not seek a 15-day filing extension because it does not believe it can file the annual report by the end of the extension period.

Notice Regarding Forward-Looking Statements

This Form 8-K contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the company’s results of operations for fiscal year 2007, its expectations regarding certain historical costs associated with inventory at some of its subsidiaries and the periods with respect to which historical financial statements are expected to be restated and the timing of the filing of its annual report on Form 10-K for fiscal 2007. Such statements are only predictions, and the company’s actual results may differ materially. Factors that may cause the company’s results to differ include, but are not limited to risks that the company’s audit for 2007, when completed, will yield different revenues than anticipated, risks that the company’s review of its historical financial statements will identify other issues not currently being considered that could delay or alter the results of the review; and risks of adverse regulatory action or litigation.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press Release dated March 18, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: March 18, 2008	By:	/s/ Thomas M. Costales
Thomas M. Costales Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 18, 2008

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